UNITED STATES SECURITIES AND

EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23,2014

Superior Drilling Products, Inc.
(Exact name of registrant as specified in its charter)

Utah	333-195085	46-4341605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1583 South 1700 East, Vernal, Utah		84078
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code.	(435) 789 - 0594

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CPR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1- Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On May 23, 2014, Superior Drilling Products, Inc., a Utah Corporation (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with Roth Capital Partners, LLC, as representative of the several underwriters named therein (the "Underwriters"), relating to the offer and sale of the Company's common stock, par value $.001 per share (the "Common Stock"). The Underwriting Agreement provides for the offer and sale (the "Offering") by the Company, and purchase by the Underwriters, of 6,750,000 shares of Common Stock at a price of $4.00 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters a 45-day option (the "Underwriters' Option") to purchase up to an additional 1,012,500 shares of Common Stock (the "Option Shares") at the same price per share, to cover over-allotments, if any. The material terms of the Offering are described in the prospectus, dated May 23, 2013 (the "Prospectus"), filed by the Company with the Securities and Exchange Commission (the "Commission") on May 27, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

Please See the "Underwriting Agreement" section of the Prospectus for a description of the Underwriting Agreement's material terms.

The foregoing descriptions qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 99.1 Press Release.

A copy of a press release announcing the offering that was issued by the Company on May, 23, 2014 is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibit
Number	Description of the Exhibit

1.1	Underwriting Agreement, dated as of May 23, 2014, by and among Superior Drilling Products Inc., and Roth Capital Partners, LLC, as representative of the several underwriters named therein.

99.1	Press release, dated May 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR DRILLING PRODUCTS, INC.
(Registrant)
Date	May 27, 2014

/s/ G. Troy Meier
(Signature)*

* Print name and title of the signing officer under his signature.		G. Troy Meier
Chief Executive Officer